UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2020
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As of the date of this report and as a result of certain transactions completed in November 2019 and January 2020 described below, Daré Bioscience, Inc. (“Daré”) believes it has regained compliance with Nasdaq Listing Rule 5550(b) because it now has stockholders’ equity of at least $2.5 million.
As previously reported, on November 18, 2019, Daré received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC notifying Daré that it did not comply with Nasdaq Listing Rule 5550(b) because it reported less than $2.5 million in stockholders’ equity as of September 30, 2019, which is the minimum amount required under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market, and because it did not satisfy the alternative continued listing standards.
On November 20, 2019, Daré completed its acquisition of Microchips Biotech, Inc. (“Microchips”) and issued an aggregate of 2,999,990 shares of common stock in consideration of Microchips' cash and cash equivalents, less liabilities, at closing. Microchips' cash and cash equivalents at closing was $6.1 million. The 2,999,990 shares issued at closing represented approximately $2.4 million of additional paid-in capital, which amount was credited to stockholders’ equity as paid-in capital in excess of par.
In addition, in January 2020, Daré was able to strategically raise approximately $6.8 million in net proceeds consisting of approximately $5.1 million from the sale of approximately 3.1 million shares of its common stock under its at-the-market (ATM) facility and approximately $1.7 million from the exercise of approximately 1.7 million warrants. As of January 31, 2020, Daré’s total shares of common stock outstanding was 24,513,675.
Nasdaq will continue to monitor Daré’s ongoing compliance with Nasdaq Listing Rule 5550(b) and if Daré’s next periodic report does not evidence compliance with Nasdaq Listing Rule 5550(b), Daré may again be subject to delisting. Although Daré is taking steps to ensure its ongoing compliance with all applicable Nasdaq listing criteria, there can be no assurance that Daré will be able to do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: February 4, 2020	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer